UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2017

MADRIGAL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33277 (Commission File Number)	04-3508648 (IRS Employer Identification No.)

Four Tower Bridge 200 Barr Harbor Drive, Suite 400 West Conshohocken, PA 19428 (Address of principal executive offices)		19034 (Zip Code)

(484) 380-9263

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 27, 2017, the Audit Committee (the “Committee”) of the Board of Directors of Madrigal Pharmaceuticals, Inc. (the “Company”), after discussion with management and the Company’s independent registered public accountants, determined that the Company’s unaudited consolidated financial statements for the three and nine months ended September 30, 2015 and 2016, as reported in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016, filed on November 14, 2016, as amended November 16, 2016, should no longer be relied upon due to an error identified therein, and that a restatement of these financial statements is required.

During the preparation of its audited consolidated financial statements for the fiscal year ended December 31, 2016, the Company identified an error within the calculation of earnings per share in the Company’s previously issued unaudited consolidated financial statements for the three and nine months ended September 30, 2015 and 2016 and the retrospective applications of the reverse merger on the December 31, 2015 stockholders equity included in the September 30, 2016 Form 10-Q filing.  The earnings per share calculation incorrectly included certain shares issued on the date of the Company’s reverse merger with Synta Pharmaceuticals Corp. (the “Merger”) upon conversion of convertible notes payable in the calculation of weighted average shares outstanding.  Accordingly, the weighted average number of shares outstanding for each period presented, which is used in determining the Company’s earnings per share, has been reduced for each of the prior periods as presented below.  The correction of this error has no impact on previously reported assets, liabilities, expenses, net loss or cash flows.

The table below presents the impact of this restatement on the Company’s previously-filed unaudited consolidated financial statements for the periods shown:

	Three Months Ended		Nine Months Ended
	September 30, 2016		September 30, 2016
	Previously Reported	Restated	Previously Reported	Restated
Net loss	$(14,048,740)	$(14,048,740)	$(18,638,589)	$(18,638,589)
Net loss per common share:
Basic and diluted net loss per common share	$(1.34)	$(1.59)	$(2.24)	$(6.04)
Basic and diluted weighted average number of common shares outstanding	10,462,182	8,847,155	8,329,548	3,087,588

	Three Months Ended		Nine Months Ended
	September 30, 2015		September 30, 2015
	Previously Reported	Restated	Previously Reported	Restated
Net loss	$(1,799,834)	$(1,799,834)	$(4,962,094)	$(4,962,094)
Net loss per common share:
Basic and diluted net loss per common share	$(0.25)	$(10.46)	$(0.68)	$(29.15)
Basic and diluted weighted average number of common shares outstanding	7,253,655	172,045	7,253,655	170,227

Controls and Procedures

Management has concluded that these errors were the result of a material weakness in internal controls over financial reporting as they relate to the retrospective application of the recapitalization in the reverse merger and the calculation and reporting of weighted average shares outstanding, which is used in the determination of earnings per share.  We concluded that our disclosure controls and procedures were not effective.  The Company did not design and maintain effective controls over accuracy of earnings per share and recapitalization of the prior year shares outstanding.  Specifically, the design of the Company’s internal controls did not identify that certain shares associated with convertible promissory notes were improperly included in the calculation of weighted average shares outstanding, which are used in the determination of earnings per share.  This error that resulted from the material weakness required us to restate our interim financial statements for the three and nine months ended September 30, 2015 and 2016 with regard to earnings per share and the retrospective application of the recapitalization in the reverse merger. The Company subsequently modified its procedures with respect to the process of calculating earnings per share, including additional instruction to the Company’s accounting staff on the calculation of earnings per share.  Management believes that the foregoing will be sufficient to remediate the material weakness in future periods.

Discussion with Independent Registered Public Accountants

The Committee has discussed the matters disclosed in this Current Report on Form 8-K with each of Friedman LLP, the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2015, and PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2016.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes information that constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to the Company. Such forward-looking statements include statements regarding management’s ongoing evaluation of the impact of the restatement on its internal control over financial reporting and disclosure controls and procedures. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. A variety of factors could cause actual events and results, including the effectiveness of the Company’s disclosure controls and procedures and the effectiveness of the Company’s internal control over financial reporting, to differ materially from those expressed in or contemplated by the forward-looking statements. Risk factors affecting the Company are discussed in detail in the Company’s filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MADRIGAL PHARMACEUTICALS, INC.

By:	/s/ Marc R. Schneebaum
Name: Marc R. Schneebaum
Title: Chief Financial Officer

Date: March 31, 2017